EXHIBIT 23



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report, dated March 19, 1999, on the financial statements of Kyto Meridien Diagnostics, L.L.C. as of and for the year ended December 31, 1998 included in this Form 8-K of DIANON Systems, Inc. It should be noted that we have not audited any financial statements of the company subsequent to
 December 31, 1998 or performed any audit procedures subsequent to the date of our report.



                                                           ARTHUR ANDERSEN LLP




Stamford, Connecticut
May 4, 1999